Case No. 10-12302 PJW
Reporting Period: February 1 through February 28, 2011

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the month of February 2011

Consolidated Total

INCOME STATEMENT

Revenues	$4,433,336
Cost of Revenues	$3,333,529
Gross Margin	$1,099,807

OPERATING EXPENSES

Compensation	$859,153
Travel and entertainment	$159,519
Occupancy	$79,087
Professional services	$112,202
Insurance	$16,791
Restructuring Expenses	$221,738
Other	$104,329
Selling, general, and administrative expenses	$1,552,819

EBITDA	$(453,012)

Bad Debt Expense (Recovery)	$15,000
Depreciation	$27,816
Amortization	$196,253
Operating Income (Loss)	$(692,081)

Interest Expense	$974,733
Income tax expense (benefit)	$2,876
NET INCOME (LOSS)	$(1,669,690)

Case No. 10-12302 PJW
Reporting Period: February 1 through February 28, 2011

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the two months ending February 28, 2011

Consolidated Total

INCOME STATEMENT

Revenues	$8,740,946
Cost of Revenues	$6,565,615
Gross Margin	$2,175,331

OPERATING EXPENSES

Compensation	$1,643,719
Travel and entertainment	$251,682
Occupancy	$157,956
Professional services	$212,708
Insurance	$83,120
Restructuring Expenses	$472,128
Other	$171,209
Selling, general, and administrative expenses	$2,992,522

EBITDA	$(817,191)

Bad Debt Expense (Recovery)	$15,000
Depreciation	$59,249
Amortization	$392,506
Operating Income (Loss)	$(1,283,946)

Interest Expense	$2,406,884
Income tax expense (benefit)	$4,540
NET INCOME (LOSS)	$(3,695,370)

Case No. 10-12302 PJW
Reporting Period: February 1 through February 28, 2011

Capital Growth Systems, Inc.
Summary of All Units
For the Month Ending February 28, 2011

Consolidated Total
BALANCE SHEET

Current Assets
Cash	$1,458,230
Accounts Receivable, net	$5,320,277
Other Current Assets	$4,342,193
Total Current Assets	$11,120,700

Fixed Assets, gross	$3,830,028
Accumulated Depreciation	$(3,162,746)
Fixed Assets, net	$667,282

Other Assets
Other Assets	$201,888
Intangible Assets	$13,714,129
Goodwill	$1,479,649
Total Assets	$27,183,648

Current Liabilities
Current maturities of debt	$26,296,307
Post-Petition Accounts Payable	$5,224,333
Pre-Petition Accounts Payable	$14,145,159
Post-Petition Accrued Expenses	$519,764
Pre-Petition Accrued Expenses	$5,149,559
Deferred Revenue - Short Term	$3,160,744
Total Current Liabilities	$54,495,866

Long-term Liabilities
Debt	$10,473,276
Taxes	$67,000
Total Long-term Liabilities	$10,540,276
Total Liabilities	$65,036,142

Shareholders' Equity
Common stock	$17,015
Additional Paid in Capital	$91,531,086
Retained Earnings, beginning of year	$(125,396,649)
Cumulative (gain) loss on currency translation	$(308,576)
Current Year Retained Earnings Inc/Loss	$(3,695,370)
Total Equity	$(37,852,494)

Total Liabilities and Shareholders' Equity	$27,183,648

Case No. 10-12302 PJW
Reporting Period: February 1 through February 28, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 2/28/2011

	Current	1-30	31-60	61-90	Over 90	Total
Total Accounts Payable	$5,000	$909,343	$1,656,055	$667,796	$1,893,520	$5,131,715

Case No. 10-12302 PJW
Reporting Period: February 1 through February 28, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 2/28/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Accounts Receivables	$1,778,086	$1,508,874	$192,858	$2,401,562	$5,881,379